Exhibit 99.1

Unique Fabricating, Inc. Reports First Quarter 2018 Financial Results

Auburn Hills, MI - May 10, 2018 -- Unique Fabricating, Inc. ("Unique” or the "Company”)(NYSE MKT: UFAB), which engineers and manufactures multi-material foam, rubber, and plastic components utilized in noise, vibration and harshness management and air/water sealing applications for the automotive and industrial appliance market, today announced its financial results for the first quarter ended April 1, 2018.
First Quarter 2018 Financial Highlights

•	Revenue of $47.3 million in the first quarter of 2018, compared to $47.9 million in the first quarter of 2017

•	Net income of $1.5 million, or $0.15 per basic diluted share in the first quarter of 2018, compared to $2.0 million, or $0.21 per basic and diluted share in the first quarter of 2017

•
Adjusted EBITDA of $4.9 million in the first quarter of 2018, including $1.7 million for non-cash charges specifically related to depreciation and amortization and non-cash stock awards, compared to $5.4 million in the first quarter of 2017, including $1.6 million for non-cash charges specifically related to depreciation and amortization and non-cash stock awards(1)

•	Adjusted diluted earnings per share of $0.21 in the first quarter of 2018 versus $0.23 in the first quarter of 2017(1)

•	Declared a quarterly cash dividend of $0.15 per share payable on June 7, 2018 for stockholders of record as of May 31, 2018

(1) For a reconciliation of GAAP to Non-GAAP results for Adjusted EBITDA and Adjusted diluted earnings per share please refer to the financial tables below.

“Our first quarter results are in-line with our expectations given the production adjustments that were made mid-quarter by auto manufacturers to reduce their inventory levels,” commented John Weinhardt, Chief Executive Officer. “Since that time, vehicle production and OEM inventory has returned to more normalized levels, and the independent forecasting firms project relatively stable production for the remainder of 2018. We are executing according to our business plan for 2018, including the continued pursuit of new opportunities with active prototyping and testing of our molded products for new programs and new applications, creating a foundation of bookings to drive revenue in the second half of 2018 and into 2019 and 2020.”

“Operationally, we have continued to adjust our manufacturing capacity to take advantage of our larger geographic footprint. On-going process improvements and capital investment are part of our normal course of business as we continue to identify opportunities to increase efficiency and manage operating costs,” Weinhardt added. “The actions we are taking during the first half of 2018 to streamline operations and better align our production assets geographically will not only help improve our short term productivity but they are freeing up capacity in key locations that will allow Unique to take on more production with limited additional capital. We believe these initial efforts will yield annualized cost savings in excess of $800,000 beginning later this year.”

“Our outlook for the full year 2018 remains unchanged as we benefited from the continued market shift towards light trucks and SUVs as well as new business that begins production in the second half of the year,” concluded Weinhardt.

First Quarter Financial Summary

Total revenue for the quarter ended April 1, 2018 declined to $47.3 million, down 1.2%, or $0.6 million from $47.9 million during the same period last year. The decrease was primarily driven by a decline in North American auto production of 2.1% quarter over quarter, partially offset by increased market penetration.

Gross profit for the quarter ended April 1, 2018 was $11.1 million, or 23.4% of total revenue, compared to $11.1 million, or 23.2% of total revenues, for the corresponding period last year. While lower than planned due to the production adjustments made by auto OEMs during the quarter, the increase in gross profit as a percentage of sales was primarily related to a continue shift in our product mix to higher valued products.

Restructuring expense for the quarter ended April 1, 2018 of $0.4 million was related to previously announced manufacturing facility closures in Port Huron, Michigan and Fort Smith, Arkansas and compares to $0 in the same period last year.

Net income for the quarter ended April 1, 2018 was $1.5 million, or $0.15 per basic and diluted share, compared to $2.0 million, or $0.21 per basic and diluted share, in the first quarter of 2017. The decrease in net income was primarily due to lower sales due to the decreases in production and volume listed above as well as the restructuring expenses described above.

Adjusted EBITDA for the quarter ended April 1, 2018 was $4.9 million compared to $5.4 million in the first quarter of 2017. The decrease is primarily a result of lower sales described above. Please refer to the financial tables below for a reconciliation of GAAP to Non-GAAP results.

Adjusted diluted earnings per share for the quarter ended April 1, 2018 was $0.21 compared to $0.23 in the first quarter of 2017. Please refer to the financial tables below for a reconciliation of GAAP to Non-GAAP results.

Further non-cash purchase accounting impacts associated with the Company's acquisitions are detailed in the Purchase Accounting Impacts and Other Effects table below accompanying this release.
Balance Sheet Summary
As of April 1, 2018 the Company had approximately $1.2 million in cash and cash equivalents, as compared to December 31, 2017 when the Company had $1.4 million in cash and cash equivalents. Total debt outstanding as of April 1, 2018 was $55.4 million compared to $53.6 million as of December 31, 2017.

As of April 1, 2018, the Company had $4.6 million of available unused capacity, further subject to borrowing base restrictions and outstanding letters of credit, under its $30.0 million revolving credit facility.
2018 Outlook
For the full year 2018, Unique Fabricating is reaffirming its outlook based on industry production forecasts of 17.2 million light vehicles manufactured for the year, based on independent industry research published in April, and the mix of production by light vehicle platform contained in such research.

Revenue	$181 million to $185 million
Adjusted diluted earnings per share	$0.82 to $0.86
Adjusted EBITDA	$20.0 million to $21.0 million
Dividend
Unique's Board of Directors approved payment of a quarterly cash dividend of $0.15 per share on May 10, 2018. The dividend will be payable on June 7, 2018 to stockholders of record as of the close of business on May 31, 2018.
Quarterly Results Conference Call

Unique Fabricating will host a conference call and live webcast to discuss these results today at 9:00 a.m. Eastern Time. To access the call, please dial 1-877-705-6003 (toll-free) or 1-201-493-6725 and reference conference ID 13679488. The conference call will also be webcast live on the Investor Relations section of the company's website at http://uniquefab.investorroom.com

Following the conclusion of the live call, a replay of the webcast will be available on the Investor Relations section of the Company's website for at least 90 days. A telephonic replay of the conference call will also be available from 12:00PM ET on May 10, 2018 until 11:59PM ET on May 17, 2018 by dialing 1-844-512-2921 (United States) or 1-412-317-6671 (international) and using the pin number 13676699.
About Unique Fabricating, Inc.
Unique Fabricating, Inc. (NYSE MKT: UFAB) engineers and manufactures components for customers in the automotive and industrial appliance market. The Company’s solutions are comprised of multi-material foam, rubber, and plastic components and utilized in noise, vibration and harshness (NVH) management, acoustical management, water and air sealing, decorative and other functional applications. Unique leverages proprietary manufacturing processes including die cutting, thermoforming, compression molding, fusion molding, and reaction injection molding to manufacture a wide range of products including air management products, heating ventilating and air conditioning (HVAC), seals, fender stuffers, air ducts, acoustical insulation, door water shields, gas tank pads, light gaskets, topper pads, mirror gaskets and glove box liners. The Company is headquartered in Auburn Hills, Michigan. For more information, visit http://www.uniquefab.com/.
About Non-GAAP Financial Measures
We present Adjusted EBITDA and Adjusted Diluted Earnings Per Share in this press release to provide a supplemental measure of our operating performance. We define Adjusted EBITDA as earnings before interest expense, income tax expense, depreciation and amortization expense, non-cash stock award, non-recurring integration expense, transaction fees related to our acquisitions, restructuring expenses, and one-time consulting and licensing ERP system implementation costs as we implement a new ERP system at all locations. We calculate Adjusted Diluted Earnings Per Share based upon earnings before non-cash stock awards, non-recurring expenses, transaction fees, and restructuring expenses, including the tax impact associated with these adjusting items. We believe that Adjusted EBITDA and Adjusted Diluted Earnings Per Share are useful performance measures used by us to facilitate a comparison of our operating performance and earnings on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under generally accepted accounting principles in the United States of America (GAAP) can provide alone. Our board and management also use Adjusted EBITDA as one of the primary methods for planning and forecasting overall expected performance and for evaluating on a quarterly and annual basis actual results against such expectations, and as a performance evaluation metric in determining achievement of certain compensation programs and plans for Company management. In addition, the financial covenants in our senior secured credit facility are based on Adjusted EBITDA, as presented in this press release, subject to dollar limitations on certain adjustments and certain other addbacks permitted by our senior secured credit facility. These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation as a substitute for analysis of Unique Fabricating's results as reported under GAAP.
Safe Harbor Statement
Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Forward-looking statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause the Company's or the Company's industry's actual results, levels of activity, performance or achievements including statements relating to the Company’s 2018 Outlook to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by this press release. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” and similar expressions are used to identify these forward looking statements. Such forward-looking statements include statements regarding, among other things, our expectations about revenue, Adjusted EBITDA, and adjusted diluted earnings per share. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, those discussed in our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission and in particular the Section entitled “Risk Factors”, as well as any updates to those risk factors filed from time to time in our periodic and current reports filed with the Securities and Exchange Commission. All statements contained in this press release are made as of the date of this press release, and Unique Fabricating does not intend to update this information, unless required by law. Reference to the Company’s website above does not constitute incorporation of any of the information thereon into this press release.
Investor Contact:
Hayden IR
Brett Maas/Rob Fink
646-536-7331/646-415-8972
ufab@haydenir.com
Source: Unique Fabricating, Inc.

UNIQUE FABRICATING, INC.
Consolidated Statements of Operations (Unaudited)

	Thirteen Weeks Ended April 1, 2018	Thirteen Weeks Ended April 2, 2017
Net sales	$47,304,153	$47,857,096
Cost of sales	36,224,006	36,749,935
Gross profit	11,080,147	11,107,161
Selling, general, and administrative expenses	7,966,982	7,591,704
Restructuring expenses	442,267	—
Operating income	2,670,898	3,515,457
Non-operating (expense) income
Other (expense) income, net	(36,034)	14,216
Interest expense	(735,759)	(615,696)
Total non-operating expense, net	(771,793)	(601,480)
Income – before income taxes	1,899,105	2,913,977
Income tax expense	387,216	867,140
Net income	$1,511,889	$2,046,837
Net income per share
Basic	$0.15	$0.21
Diluted	$0.15	$0.21
Cash dividends declared per share	$0.15	$0.15

UNIQUE FABRICATING, INC.
Consolidated Balance Sheets (unaudited)

	April 1, 2018	December 31, 2017
Assets
Current assets
Cash and cash equivalents	$1,179,566	$1,430,937
Accounts receivable – net	31,266,807	27,203,296
Inventory – net	16,902,736	16,330,084
Prepaid expenses and other current assets:
Prepaid expenses and other	4,506,828	3,962,012
Refundable taxes	537,180	646,253
Asset held for sale	733,059	—
Total current assets	55,126,176	49,572,582
Property, plant, and equipment – net	23,324,186	22,975,401
Goodwill	28,871,179	28,871,179
Intangible assets– net	18,605,369	19,635,782
Other assets
Investments – at cost	1,054,120	1,054,120
Deposits and other assets	397,391	353,719
Deferred tax asset	440,567	342,552
Total assets	$127,818,988	$122,805,335
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$14,784,964	$11,708,175
Current maturities of long-term debt	3,999,998	3,799,998
Income taxes payable	423,875	348,910
Accrued compensation	2,667,307	2,840,559
Other accrued liabilities	1,093,406	1,027,489
Other liabilities	—	—
Total current liabilities	22,969,550	19,725,131
Long-term debt – net of current portion	26,306,988	27,288,846
Line of credit-net	25,067,517	22,476,525
Deferred tax liability	2,482,705	2,432,754
Total liabilities	76,826,760	71,923,256
Stockholders’ Equity
Common stock, $0.001 par value – 15,000,000 shares authorized and 9,766,563 and 9,757,563 issued and outstanding at April 1, 2018 and December 31, 2017, respectively	9,767	9,758
Additional paid-in-capital	45,775,819	45,712,568
Retained earnings	5,206,642	5,159,753
Total stockholders’ equity	50,992,228	50,882,079
Total liabilities and stockholders’ equity	$127,818,988	$122,805,335

UNIQUE FABRICATING, INC.
 Consolidated Statements of Cash Flows (Unaudited)

	Thirteen Weeks Ended April 1, 2018	Thirteen Weeks Ended April 2, 2017
Cash flows from operating activities
Net income	$1,511,889	$2,046,837
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	1,634,374	1,528,843
Amortization of debt issuance costs	35,536	33,019
Loss (gain) on sale of assets	14,680	(625)
Bad debt adjustment	61,800	32,931
Gain on derivative instrument	(35,596)	(195,016)
Stock option expense	33,260	37,508
Deferred income taxes	(48,064)	476,260
Changes in operating assets and liabilities that provided (used) cash:
Accounts receivable	(4,125,311)	(4,609,433)
Inventory	(572,652)	(410,000)
Prepaid expenses and other assets	(443,820)	(1,362,955)
Accounts payable	3,476,276	1,374,548
Accrued and other liabilities	(32,373)	(736,380)
Net cash provided by (used in) operating activities	1,509,999	(1,784,463)
Cash flows from investing activities
Purchases of property and equipment	(1,726,375)	(1,708,386)
Proceeds from sale of property and equipment	8,500	2,500
Net cash used in investing activities	(1,717,875)	(1,705,886)
Cash flows from financing activities
Net change in bank overdraft	(399,487)	(553,437)
Payments on term loans	(800,000)	(603,272)
Proceeds from revolving credit facilities, net	2,590,992	6,080,336
Proceeds from exercise of stock options and warrants	30,000	33,670
Distribution of cash dividends	(1,465,000)	(1,459,773)
Net cash (used in) provided by financing activities	(43,495)	3,497,524
Net increase (decrease) in cash and cash equivalents	(251,371)	7,175
Cash and cash equivalents – beginning of period	1,430,937	705,535
Cash and cash equivalents – end of period	$1,179,566	$712,710
Supplemental disclosure of cash flow Information – cash paid for
Interest	$692,826	$575,280
Income taxes	$123,246	$493,065

UNIQUE FABRICATING, INC.
Reconciliation of GAAP Net Income to Adjusted EBITDA

	Thirteen Weeks Ended April 1, 2018	Thirteen Weeks Ended April 2, 2017
GAAP Net income	$1,511,889	$2,046,837
Plus: Interest expense, net	735,759	615,696
Plus: Income tax expense	387,216	867,140
Plus: Depreciation and amortization	1,634,374	1,528,843
Plus: Non-cash stock award	33,260	37,508
Plus: Non-recurring integration expenses	—	2,829
Plus: Transaction fees	—	23,235
Plus: Restructuring expenses	442,267	—
Plus: One-time consulting and licensing ERP system implementation costs	180,701	238,124
Adjusted EBITDA	$4,925,466	$5,360,212

UNIQUE FABRICATING, INC.
Reconciliation of GAAP Net Income to Adjusted Diluted Earnings Per Share

	Thirteen Weeks Ended April 1, 2018	Thirteen Weeks Ended April 2, 2017
GAAP Net income	$1,511,889	$2,046,837
Plus: Non-cash stock award	33,260	37,508
Plus: Non-recurring integration expenses	—	2,829
Plus: Transaction fees	—	23,235
Plus: Restructuring expenses	442,267	—
Plus: One-time consulting and licensing ERP system implementation costs	180,701	238,124
Less: Tax impact	(133,801)	(18,918)
Adjusted Net income	$2,034,316	$2,329,615

Diluted weighted average shares outstanding	9,911,689	9,916,687
Net income per share
Diluted - GAAP	$0.15	$0.21
Diluted - Adjusted	$0.21	$0.23

UNIQUE FABRICATING, INC.
Purchase Accounting Impacts and Other Effects

	Thirteen Weeks Ended April 1, 2018	Thirteen Weeks Ended April 2, 2017
Non-cash purchase accounting impacts
Customer relationships amortization	$836,793	$836,071
Trade name amortization	72,926	72,926
Non-compete amortization	44,162	44,162
Unpatented technology	76,529	76,529
Less: Tax impact	(201,291)	(309,979)
Net income effect	$829,119	$719,709

Net income per share impact
GAAP - Basic	$0.08	$0.07
GAAP - Diluted	$0.08	$0.07